Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-180531, 333-187368 and 333-195991) of CafePress Inc. of our report dated March 10, 2017 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ BDO USA, LLP
Edina, Minnesota
March 10, 2017